NewsLine
November 21, 2022
TO ALL MEMBERS:

2022 BOARD OF DIRECTORS ELECTION RESULTS:
FIVE DIRECTORS ELECTED TO FOUR-YEAR TERMS;
LYNN ANDERSON RE-ELECTED BOARD CHAIR

We are pleased to announce the results of the 2022 FHLB Cincinnati Board of Directors (Board) election. In this election, one Ohio Member Director, two Tennessee Member Directors and two at-large Independent Directors were elected to the Board. From Ohio, Michael P. Pell was re-elected; from Tennessee, H. McCall Wilson, Jr. and Roy Molitor (Mott) Ford, Jr. were elected. L. Scott Spivey, Cincinnati, Ohio, and Nancy E. Uridil, Avon Lake, Ohio, were re-elected to serve as Independent Directors. All five directors will serve four-year terms commencing January 1, 2023, and expiring December 31, 2026.

MEMBER DIRECTOR ELECTION RESULTS

In Ohio, four candidates ran for one open seat. The candidate receiving the highest number of votes was elected to the Board. The election results are provided below.

Number of eligible Ohio voting members: 303
Total eligible Ohio votes to be cast per candidate: 3,522,921

Michael P. Pell (Elected)
President & CEO, First State Bank, Winchester
Total votes received: 1,033,071

Christine Blake
President & CEO, Cardinal Credit Union, Mentor
Total votes received: 529,346

Nancy E. Maloney
EVP, CAO & Corporate Controller, Huntington National Bank, Columbus
Total votes received: 472,191

John S. Gulas
President & CEO, Community Savings, Caldwell
Total votes received: 16,632

In Tennessee, seven candidates ran for two open seats. The candidates receiving the highest number of votes were elected to the Board. The election results are provided below.

Number of eligible Tennessee voting members: 154
Total eligible Tennessee votes to be cast per candidate: 1,261,948

H. McCall Wilson, Jr. (Elected)
President & CEO, Bank of Fayette County, Collierville
Total votes received: 270,733

Roy Molitor (Mott) Ford, Jr. (Elected)
Chairman & CEO, Commercial Bank and Trust Co., Memphis
Total votes received: 229,121

James H. Rieniets, Jr.
President & CEO, INSBANK, Nashville
Total votes received: 216,431

William (Billy) Y. Carroll, Jr.
President & CEO, SmartBank, Pigeon Forge
Total votes received: 189,232

Robby J. Moore
Senior Vice President, Bank of Perry County, Lobelville
Total votes received: 143,154

Kelley M. McCall
Senior Vice President & CFO, TriStar Bank, Dickson
Total votes received: 69,399

James Scott Cocanougher
Chief Executive Officer, First Community Bank of Tennessee, Shelbyville
Total votes received: 54,736

INDEPENDENT DIRECTOR ELECTION RESULTS

In the at-large election of the Independent Directors, incumbents L. Scott Spivey and Nancy E. Uridil exceeded the 20 percent minimum regulatory requirement of votes eligible to be cast and are thereby re-elected to the Board:

Number of eligible voting members: 618
Total eligible votes to be cast per candidate: 5,523,147

L. Scott Spivey
Retired Finance Management Executive, Cincinnati, Ohio
Total votes received: 2,394,458
Percent of votes eligible to be cast: 43.4%

Nancy E. Uridil
Retired Global CPG Executive
Total votes received: 2,341,865
Percent of votes eligible to be cast: 42.4%

The Board ratified election results and took additional action to re-elect J. Lynn Anderson, Retired Banking and Insurance Executive and Director, National Church Residences, Columbus, Ohio, to serve as Chair of the Board. Her two-year term commences January 1, 2023, and expires December 31, 2024.

On behalf of the Board and staff, I would like to thank our members for participating in the director election and would also like to congratulate our newly elected and returning Directors.

Andrew S. Howell
President and CEO